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                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K


                          Current Report
                 Pursuant to Section 13 or 15(d)
                              of the
                 Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported):  June 7, 1996

                ALL AMERICAN COMMUNICATIONS, INC.
                ---------------------------------
      (Exact Name of Registrant as Specified in its Charter)

                           DELAWARE
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          (State or Other Jurisdiction of Incorporation)

        0-14333                                      95-3803222
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    (Commission File                              (I.R.S. Employer
        Number)                                Identification Number)

         808 Wilshire Boulevard, Santa Monica, California 90401
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             (Address of Principal Executive Offices)

                         (310) 656-1100
                         --------------
        (Registrant's Telephone Number, Including Area Code)

              2114 Pico Boulevard, Santa Monica, California 90405
              ---------------------------------------------------
      (Former Name or Former Address, if Changed Since Last Report)
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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT


         On June 7, 1996, the Audit Committee (the "Audit Committee") of All American Communications, Inc. (the "Company") approved the engagement of Price Waterhouse LLP as its independent accountants as a replacement of the Company's prior independent accountants, Ernst & Young LLP.

         The audit reports of Ernst & Young LLP on the consolidated financial statements of the Company for the two fiscal years ended December 31, 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         Ernst & Young LLP audited the Company's 1995 and 1994 financial statements in addition to auditing financial statements for certain prior fiscal years. In connection with the Company's two most recent fiscal years ended December 31, 1995 and any subsequent interim period, the Company believes that there were no disagreements with Ernst & Young LLP on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with this Report. However, following discussions with Ernst & Young LLP subsequent to their termination, the Company notes two accounting matters which Ernst & Young LLP believes constitute disagreements within the meaning of Item 304 of Regulation S-K but which were both resolved to Ernst & Young LLP's satisfaction prior to the issuance of their reports on the aforementioned financial statements.

         The first matter involved certain communications between the Company and Ernst & Young LLP involving the Company's accounting during certain periods prior to the 1994 reporting period for the capitalization and deferral of advance royalties paid to recording artists. As recently as March 1996, the Company contended, subject to the receipt of additional information, that Ernst & Young LLP had recently interpreted such standards differently (and less restrictively) in dealings with another publicly traded music client. Ernst & Young LLP has advised the Company that such standards have been interpreted on a consistent basis in relation to all of its clients in accordance with generally accepted accounting principles.




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         The second matter, in connection with the audit of the financial statements for the year ended December 31, 1995, involved a proposed reduction of $700,000 by the Company in the reserve accounts in the Recorded Music segment and an equal increase in the reserve accounts in the Television segment. After Ernst & Young LLP informed the Company's management that the full amount of the adjustment could not be supported, the Company did not make such adjustment.

         In connection with the Company's audit for the current fiscal year, the Company solicited bids from independent accountants, including Ernst & Young LLP, for accounting services to be provided to the Company. Ernst & Young LLP submitted a bid but was not selected and thus its services have been terminated. The winning bidder was Price Waterhouse LLP.

         The Company requested Ernst & Young LLP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the statements made by the Company in response to this
Item 4 and, if not, stating the respects in which Ernst & Young LLP does not agree.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         c.   Exhibits

         To be filed by amendment.




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                               SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on June 14, 1996.


                                   All American Communications, Inc.


                                   By: /s/ ANTHONY J. SCOTTI
                                       -------------------------
                                       Name:  Anthony J. Scotti
                                       Title: Chairman



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